Office de la propriété intellectuelle du Canada
Un organisme d'Industrie Canada
www.opic.gc.ca

Canadian Intellectual Property Office
An Agency of Industry Canada
www.cipo.gc.ca

SALAMON, JOHN E.
302-1028 Alberni Street
VANCOUVER British Columbia
V6E 1A3

Date : 2006/08/29

ACCUSE DE RECEPTION DE LA REQUETE D'EXAMEN
ACKNOWLEDGEMENT OF REQUEST FOR EXAMINATION

N° de demande/Application No. : **2,357,766**

Classification : H02J 4/00

Votre référence/Your Reference :

Titre de l'invention/ Title of Invention : ELECTRIC MOTOR GENERATOR (BOX) DEVICE FOR ELECTRIC POWER

Propriétaire(s)/Owner(s) : SALAMON, JOHN E.

Nous accusons réception de la requête et de la taxe prescrite.

L'examen de la demande suivra son cours.

Il serait à l'avantage du demandeur de fournir les détails de toutes les antériorités citées à l'égard de la demande correspondante aux États-Unis et en Europe lorsqu'elles seront disponibles. De plus, afin de faciliter la procédure d'examen de cette demande, il serait utile de nous envoyer une copie de toutes les citations qui ne sont pas des brevets.

Veuillez ne pas tenir compte du paragraphe précédent si vous avez déjà soumis les antériorités.

The Request for Examination and prescribed fee have been received.

Examination of the application will take place in due course.

It would be to an applicant's advantage to furnish particulars of the prior art cited in respect of the corresponding applications before the United States Patent Office and European Patent Office when such information becomes available. Furthermore, in order to assist in the examination of this application, a copy of all non-patent citations would be appreciated.

If prior art has already been submitted, please disregard the above paragraph.

S. MCMILLAN